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                                                                     EXHIBIT 4.3


                                                                  EXECUTION COPY




                               AMENDMENT NUMBER 2
                                     TO THE
              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT



                  THIS AMENDMENT NUMBER 2 TO THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of October 6, 1995, (this "Amendment") is among COLONIAL NATIONAL BANK USA, a national banking association ("CNB"), as a Seller and the Servicer, ADVANTA NATIONAL BANK, a national banking association ("ANB"), as an Additional Seller, and BANKERS TRUST COMPANY, as Trustee (the "Trustee") under the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, between CNB, as a Seller and the Servicer, and the Trustee, as amended and restated on May 23, 1994 (as amended, supplemented and in effect on the date hereof, the "Pooling and Servicing Agreement").


                                    RECITALS

                  WHEREAS, subsections 2.08(e) and 13.01(a) of the Pooling and Servicing Agreement permit amendment of the Pooling and Servicing Agreement to designate an Affiliate of CNB as an Additional Seller on the terms and conditions therein specified; and

                  WHEREAS, CNB wishes to amend Sections 4.03 and 12.01 of the Pooling and Servicing Agreement as provided herein in accordance with Section 13.01(a) of the Pooling and Servicing Agreement.

                  NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Pooling and Servicing Agreement.

                  SECTION 2.  Addition of Additional Seller.

                  (a) Pursuant to subsection 2.08(e) of the Pooling and Servicing Agreement, CNB hereby designates ANB, an Affiliate of CNB, as an Additional Seller under the Pooling and Servicing Agreement. From and after the Effective Date, references in the Pooling and Servicing Agreement and any outstanding Supplement to a "Seller" shall be construed to include ANB in its capacity as a Seller under the Pooling and Servicing Agreement and references to the "Sellers" shall mean CNB and ANB in their capacities as



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Sellers under the Pooling and Servicing Agreement, unless in each case the context requires otherwise.

                  (b) ANB hereby accepts its designation by CNB as an Additional Seller, and on the Effective Date expressly assumes all of the obligations, duties, liabilities, immunities and rights of a Seller and a Holder of the Bank Certificate under the Pooling and Servicing Agreement and each outstanding Supplement and agrees to be bound as a Seller and a Holder of the Bank Certificate by all of the terms, covenants and conditions of the Pooling and Servicing Agreement and each outstanding Supplement. Notwithstanding the foregoing, each of the parties hereto agrees that ANB shall have no liability for, nor shall any Person have any claim against ANB with respect to, the performance by CNB of its obligations (or CNB's failure to perform any of its obligations) under the Pooling and Servicing Agreement or any Supplement and, in addition, each of the parties hereto also agrees that CNB shall have no liability for, nor shall any Person have any claim against CNB with respect to, the performance by ANB of its obligations (or ANB's failure to perform any of its obligations) under the Pooling and Servicing Agreement or any Supplement.

                  SECTION 3.  Amendment of Section 4.03.

                  (a) The second paragraph of subsection 4.03(b) of the Pooling and Servicing Agreement is hereby amended in its entirety to read as follows:

                  "The payments to be made to the Holders of the Seller Certificates pursuant to this subsection 4.03(b) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including payment of the purchase price for Receivables pursuant to Section 2.06 or 10.01, proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or
         12.02 or payment of the purchase price for the Certificateholders' Interest of a specific Series pursuant to the related Supplement."

                  (b) Section 4.03 of the Pooling and Servicing Agreement is hereby amended by inserting clause (c) immediately following clause (b). Clause
(c) shall read as follows:

                  "(c) Principal Allocations to the Excess Funding Account. Throughout the existence of the Trust the amount of Collections of Principal Receivables that is allocated to Investor Certificateholders, and which is to be paid to the Holders of the Seller Certificates as provided in this Agreement and in any Supplement shall be paid to such Holders only if the Seller Amount on such day is greater than the Required Seller Amount on such day (after giving affect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Excess Funding Account and applied in accordance with Section 4.02 of this Agreement."

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                  SECTION 4. Amendment of Section 12.01. Clause (i) of Section
12.01 of the Pooling and Servicing Agreement is hereby amended in its entirety to read as follows: "(i) December 31, 2044,".

                  SECTION 5. Representations and Warranties of the Sellers. Each of the Sellers severally represents that, after giving effect to this Amendment:

                  (a) Each of CNB and ANB shall be a Seller for the purposes of
Section 7.04 and Section 9.02 of the Pooling and Servicing Agreement; and

                  (b) The Seller Amount shall not be less than 2% of the total amount of Principal Receivables after the exchange of the Bank Certificate pursuant to Section 6(c) of this Amendment.

                  SECTION 6. Effectiveness. The amendment provided for by this Amendment shall become effective on the date (the "Effective Date") that each of the following events occur:

                  (a) CNB and ANB shall have delivered to the Trustee an Officer's Certificate from each of CNB and ANB stating that CNB and ANB reasonably believe that the execution and delivery of this Amendment will not have an Adverse Effect.

                  (b) CNB and ANB shall have received from each Rating Agency written confirmation that the execution and delivery of this Amendment will not result in the reduction or withdrawal of its current rating of any outstanding Series or Class of Investor Certificates.

                  (c) CNB shall have surrendered the Bank Certificate to the Trustee in exchange for a newly issued Bank Certificate modified to reflect ANB's interest in the Seller's Interest with notice of such exchange given to each Rating Agency.

                  (d) CNB and ANB shall have delivered to the Trustee and each Rating Agency a Tax Opinion as to the transfer of an interest in the Bank Certificate to ANB.

                  (e) The Servicer shall have delivered to the Trustee an Opinion of Counsel as to the matters specified in Exhibit G-1 to the Pooling and Servicing Agreement with respect to this Amendment.

                  (f) Each of the parties hereto shall have received counterparts of this Amendment, duly executed by each of the parties hereto.


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                  (g) Each requirement of any Series Enhancement agreement
applicable to amendment of the Pooling and Servicing Agreement shall have been satisfied.

                  SECTION 7. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

                  SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                  SECTION 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to the Pooling and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            COLONIAL NATIONAL BANK USA,
                                            Seller and Servicer


                                            By:/s/ MICHAEL COCO
                                               ---------------------------
                                                 Name: Michael Coco
                                                 Title: Vice President


                                            ADVANTA NATIONAL BANK,
                                            Additional Seller


                                            By:/s/ MICHAEL COCO
                                               ----------------------------
                                                 Name: Michael Coco
                                                 Title: Vice President


                                            BANKERS TRUST COMPANY,
                                            Trustee


                                            By: /s/ KEVIN J. HEALEY
                                               ------------------------------
                                                 Name: Kevin J. Healey
                                                 Title: Assistant Vice President


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